Exhibit 99.1

Shift Triples Revenue & Ecommerce Unit Sales in Q1'2021, Raises Guidance for 2021

•Achieved record revenue and units sold levels in the first quarter; year-over-year growth of 254% and 181%, respectively
•Grew GPU to $1,655 and Adjusted GPU[2] to $1,690, representing sequential quarter-over-quarter growth of 255% and 229%, respectively
•Projecting 285% year-over-year Q2'2021 revenue growth, at the midpoint of management guidance range

SAN FRANCISCO, May 12, 2021 — Shift Technologies, Inc. (Nasdaq: SFT), a leading end-to-end ecommerce platform for buying and selling used cars, today reported first quarter financial results for the period ended March 31, 2021. Management’s commentary on first quarter financial results and second quarter and full year 2021 outlook can be found by accessing the Company’s shareholder letter on investors.shift.com, or by listening to today’s conference call. A live audio webcast will also be available on Shift’s Investor Relations website.
“In the first quarter we delivered extraordinary revenue growth, more than triple last year’s level, including strong sequential growth quarter over quarter. We also tripled our e-commerce unit sales, while keeping our margins strong,” said Co-CEO and Co-Founder Toby Russell. “We achieved these record results with focused execution on our business plan, rapid growth in our reconditioning throughput, and continued investment in differentiated technology, coupled with a new marketing strategy that we implemented in mid-February. Given this trajectory, we are excited about driving strong performance as the year progresses.”

“For revenue and units sold, our results represent 181% and 254% year-over-year growth, respectively. We achieved Q1 Adjusted GPU2 of $1,690, more than triple Q4’2020 results. We believe this momentum will continue throughout 2021, and our guidance reflects this outlook,” added Shift’s CFO, Oded Shein. “For the second quarter 2021, we expect revenue to grow 13% - 23% sequentially from Q1’2021 and Adjusted GPU1,2 to increase 18% - 30% sequentially from Q1’2021. For the full-year 2021, we expect revenue to grow 145% - 166% over 2020 and Adjusted GPU1,2 to grow 33% year-over-year.”

Q1'2021 Operating Results

All comparisons for the quarter are year-over-year unless otherwise specified.

•Total revenue grew 254% year-over-year, reaching a record $106.0 million.

•Total units sold were 5,979, up 181%. Total ecommerce units sold were 4,452 and total wholesale units sold were 1,527, an increase of 213% and 116%, respectively.

•Gross profit grew to $7.4 million or 6.9% of total revenue, up from $3.3 million. Non-GAAP adjusted gross profit2 grew to $7.5 million or 7.1% of total revenue.

•Gross profit per unit was $1,655, growing 255% from $466 in Q4’2020.

__________________________________________
1 See Q2'2021 Outlook for a discussion of guidance with respect to non-GAAP financial measures
2Adjusted gross profit and Adjusted GPU are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

•Adjusted gross profit per unit2 (“Adjusted GPU”) was $1,690, growing 229% from $514 in Q4’2020.

•SG&A was $50.2 million, or 47.4% of revenue, as compared to $13.4 million or 44.9% of revenue.

•Marketing expenses were $15.4 million, or 14.5% of revenue, as compared to $1.8 million, or 6.0% of revenue.

•Net loss was $42.8 million as compared to net loss of $12.3 million, and basic and diluted net loss per share was $(0.55) based on 77.9 million weighted average shares outstanding during Q1'2021.

•Adjusted EBITDA1 was a loss of $34.4 million or 32.5% of total revenue, as compared to a loss of $9.7 million or 32.3% of revenue in the prior year period.

Recent Business Highlights

•Launched Austin-San Antonio buyer market, marking Shift’s first direct-to-consumer market in Texas
•Launched seller market for certain vehicles, understood as purchasing cars from sellers, in Las Vegas
•Saw strong momentum from national brand awareness campaign, which launched in Q1’2021

Shift’s Co-CEO George Arison commented, “Our top-line performance this quarter reflects the strong consumer demand for the easy, differentiated car-buying experience that Shift offers, and our Adjusted GPU2 reflects our ability to meet this demand in an operationally efficient manner. We believe there is still massive opportunity to grow as the car-buying market becomes increasingly digital, and we look forward to bringing the Shift experience to many more consumers.”

Q2'2021 Outlook

We are providing guidance for the quarter ending June 30, 2021 as follows:

•Revenue in the range of $120 - $130 million, an increase of 270% - 301%, year-over-year
•Adjusted GPU2,3 in the range of $2,000 - $2,200
•Adjusted EBITDA1,3 of $(28) - $(31) million
FY 2021 Outlook

We are raising guidance for the year ending December 31, 2021 as follows:

•Revenue in the range of $480 - $520 million, an increase of 145% - 166% year-over-year
•Ecommerce units of 21,000 - 23,000
•Adjusted GPU2,3 greater than $1,800 per ecommerce unit
•Adjusted EBITDA Margin1,3 better than (24)%

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1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.
2 Adjusted gross profit and Adjusted GPU are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.
3 Specific quantifications of the amounts that would be required to reconcile the company’s adjusted EBITDA and adjusted gross profit per unit guidance are not available. The company believes that there is uncertainty and unpredictability with respect to certain of its GAAP measures, primarily related to adjustments for the valuation of financial instruments that may be required to reconcile to GAAP net loss and GAAP gross profit per unit, which preclude the company from providing accurate guidance on certain forward-looking GAAP to non-GAAP reconciliations. The company believes that providing estimates of the amounts that would be required to reconcile the range of the company’s adjusted EBITDA and adjusted gross profit per unit would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Shift First Quarter 2021 Results Summary

	Three Months Ended March 31,
	2021	2020	Change (%)
	(in thousands, except per unit and per share amounts)
Revenue	$106,004	$29,953	254%
Gross profit	7,366	3,343	120%
Adjusted gross profit	7,525	3,502	115%
Net loss	(42,755)	(12,331)	247%
Net loss per share, basic and diluted	(0.55)	(3.84)	(86)%
Adjusted EBITDA loss	(34,434)	(9,677)	256%

Gross profit per unit	$1,655	$2,353	(30)%
Adjusted gross profit per unit	$1,690	$2,464	(31)%
Ecommerce average selling price per unit	$19,981	$15,423	30%
Ecommerce units sold	4,452	1,421	213%

Conference Call Information
Shift senior management will host a conference call today to discuss the Company’s Q1'2021 financial results and second quarter outlook. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (833) 614-1395 or (914) 987-7116. To listen to a live audio webcast, please visit Shift’s Investor Relations website at investors.shift.com. A replay of the audio webcast will be available on the same website following the call through May 19, 2021. A telephonic replay will be available through May 19, 2021 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 2789261#.

About Shift

Shift is a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. Shift provides comprehensive, digital solutions throughout the car ownership lifecycle: finding the right car, having a test drive brought to you before buying the car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, digital trade-in/sale transaction, and a vision to provide high-value support services during car ownership. For more information, visit www.shift.com. The contents of our website are not incorporated into this press release.

Forward-Looking Statements

This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) costs related to the business combination; (3) changes in applicable laws or regulations; (4) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (5) the operational and financial outlook of Shift; (6) the ability for Shift to execute its growth strategy; (7) Shift’s ability to purchase sufficient quantities of vehicles at attractive prices; and (8) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Key Operating Metrics

Ecommerce Units Sold

We define ecommerce units sold as the number of vehicles sold to customers in a given period, net of returns. We currently have a seven-day, 200 mile return policy. The number of ecommerce units sold is the primary driver of our revenues and, indirectly, gross profit, since ecommerce unit sales enable multiple complementary revenue streams, including all financing and protection products. We view ecommerce units sold as a key measure of our growth, as growth in this metric is an indicator of our ability to successfully scale our operations while maintaining product integrity and customer satisfaction.

Wholesale Units Sold

We define wholesale units sold as the number of vehicles sold through wholesale channels in a given period. While wholesale units are not the primary driver of revenue or gross profit, wholesale is a valuable channel as it allows us to be able to purchase vehicles regardless of condition, which is important for the purpose of accepting a trade-in from a customer making a vehicle purchase from us, and as an online destination for consumers to sell their cars even if not selling us a car that meetings our retail standards.

Ecommerce Average Sale Price

We define ecommerce average sale price (“ASP”) as the average price paid by a customer for an ecommerce vehicle, calculated as ecommerce revenue divided by ecommerce units. Ecommerce average sale price helps us gauge market demand in real-time and allows us to maintain a range of inventory that most accurately reflects the overall price spectrum of used vehicle sales in the market.

Wholesale Average Sale Price

We define wholesale average sale price as the average price paid by a customer for a wholesale vehicle, calculated as wholesale revenue divided by wholesale units. We believe this metric provides transparency and is comparable to our peers.

Average Monthly Unique Visitors

We define a monthly unique visitor as an individual who has visited our website within a calendar month, based on data collected on our website. We calculate average monthly unique visitors as the sum of monthly unique visitors in a given period, divided by the number of months in that period. To classify whether a visitor is “unique”, we dedupe (a technique for eliminating duplicate copies of repeating data) each visitor based on email address and phone number, if available, and if not, we use the anonymous ID which lives in each user’s internet cookies. This practice ensures that we do not double-count individuals who visit our website multiple times within a month. We view average monthly unique visitors as a key indicator of the strength of our brand, the effectiveness of our advertising and merchandising campaigns and consumer awareness.

Average Days to Sale

We define average days to sale as the number of days between Shift’s acquisition of a vehicle and sale of that vehicle to a customer, averaged across all ecommerce units sold in a period. We view average days to sale as a useful metric in understanding the health of our inventory.

Ecommerce Vehicles Available for Sale

We define ecommerce vehicles available for sale as the number of ecommerce vehicles in inventory on the last day of a given reporting period. Until we reach an optimal pooled inventory level, we view ecommerce vehicles available for sale as a key measure of our growth. Growth in ecommerce vehicles available for sale increases the selection of vehicles available to consumers, which we believe will allow us to increase the number of vehicles we sell. Moreover, growth in ecommerce vehicles available for sale is an indicator of our ability to scale our vehicle purchasing, inspection and reconditioning operations.

Number of Regional Hubs

We define a Hub as a physical location at which we store and recondition units bought and sold within a market. Because of our omni-channel fulfillment model with our on-demand delivery test drive offering, we are able to service super-regional areas covering approximately a 60-mile radius from a single Hub location. This is a key metric as each Hub expands our service area as our service area, reconditioning and storage capacity.

Non-GAAP Financial Measures

In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include adjusted gross profit, adjusted gross profit per unit (“Adjusted GPU”), and Adjusted EBITDA, each of which is discussed below.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See “Reconciliation of gross profit to Adjusted Gross Profit,” “Reconciliation of gross profit per unit to Adjusted gross profit per unit” and “Reconciliation of net loss to Adjusted EBITDA” included as part of this press release.

Adjusted Gross Profit:

Management evaluates our business based on an adjusted gross profit calculation that removes the financial impact associated with milestones achieved under our Lithia warrant arrangement, which resulted in reductions in gross profit in our consolidated financial statements as applicable to the periods presented. This is a non-cash adjustment, and we do not expect any material future non-cash gross profit adjustments related to the Lithia warrant agreement. Due to the non-recurring nature of the Lithia warrant agreement, our management believes it to be appropriate to adjust gross profit but these amounts to calculate adjusted gross profit. We examine adjusted gross profit in the aggregate as well as for each of our revenue streams: ecommerce, other, and wholesale.

Adjusted Gross Profit per Unit:

We define adjusted gross profit per unit (“Adjusted GPU”) as the adjusted gross profit for ecommerce, other and wholesale, each of which divided by the total number of ecommerce units sold in the period. Adjusted GPU is driven by ecommerce vehicle revenue, which generates additional revenue through attachment of our financing and protection products, and gross profit generated from wholesale vehicle sales. We present Adjusted GPU from our three revenues streams, as ecommerce Adjusted GPU, Wholesale Adjusted GPU and Other Adjusted GPU. We believe Adjusted GPU is a key measure of our growth and long-term profitability.

Adjusted EBITDA and Adjusted EBITDA Margin:

We define Adjusted EBITDA as net loss adjusted to exclude stock-based compensation expense, depreciation and amortization, net interest income or expense, impact of warrant remeasurement, warrant milestone impact, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to acquisition and related items. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:

•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.

•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance.

•Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.

•Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.

•Change in fair value of financial instruments is a non-cash gain or loss. Liability-classified financial instruments represent potential future obligations to settle liabilities by issuing the Company’s common stock. Adjusted EBITDA does not reflect changes in the fair value of these obligations.

•Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments.

•Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.

•Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.

Investor Relations Contact:

Drew Haroldson, The Blueshirt Group
IR@shift.com

Media Contact:

Jeff Fox, The Blueshirt Group
jeff@blueshirtgroup.com

Source: Shift Technologies, Inc.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	As of March 31, 2021	As of December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$176,985	$233,936
Accounts receivable, net	21,208	8,426
Inventory	74,253	49,086
Prepaid expenses and other current assets	9,607	5,478
Total current assets	282,053	296,926
Property and equipment, net	3,440	2,123
Capitalized website and internal use software costs, net	7,207	6,542
Restricted cash, non-current	1,730	1,605
Deferred borrowing costs	1,391	2,149
Other non-current assets	2,331	2,748
Total assets	$298,152	$312,093

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,906	$10,675
Accrued expenses and other current liabilities	25,170	22,286
Flooring line of credit	31,343	13,870
Total current liabilities	69,419	46,831
Financial instruments liability	23,077	25,230
Other non-current liabilities	3,018	2,850
Total liabilities	95,514	74,911

Commitment and contingencies

Stockholders’ equity:
Preferred stock – par value $0.0001 per share; 1,000,000 shares authorized at March 31, 2021 and December 31, 2020, respectively	—	—
Common stock – par value $0.0001 per share; 500,000,000 shares authorized at March 31, 2021 and December 31, 2020, respectively; 84,136,987 and 83,904,182 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	8	8
Additional paid-in capital	519,828	511,617
Accumulated deficit	(317,198)	(274,443)
Total stockholders’ equity	202,638	237,182
Total liabilities and stockholders’ equity	$298,152	$312,093

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue
Ecommerce revenue, net	$88,954	$21,916
Other revenue	4,019	683
Wholesale vehicle revenue	13,031	7,354
Total revenue	106,004	29,953
Cost of sales	98,638	26,610
Gross profit	7,366	3,343
Operating expenses:
Selling, general and administrative expenses	50,234	13,446
Depreciation and amortization	1,101	982
Total operating expenses	51,335	14,428
Loss from operations	(43,969)	(11,085)
Change in fair value of financial instruments	2,153	—
Interest and other expense, net	(939)	(1,246)
Net loss and comprehensive loss attributable to common stockholders	$(42,755)	$(12,331)
Net loss and comprehensive loss per share attributable to common stockholders, basic and diluted	$(0.55)	$(3.84)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	77,909,110	3,214,113

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(42,755)	$(12,331)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,173	982
Stock-based compensation expense	8,203	267
Change in fair value of financial instruments	(2,153)	—
Contra-revenue associated with milestones	159	159
Amortization of debt discount	—	1,092
Changes in operating assets and liabilities:
Accounts receivable	(12,782)	(618)
Inventory	(25,167)	(3,537)
Prepaid expenses and other current assets	(4,129)	(534)
Other non-current assets	296	130
Accounts payable	1,760	1,309
Accrued expenses and other current liabilities	3,005	2,160
Other non-current liabilities	915	(17)
Net cash, cash equivalents, and restricted cash used in operating activities	(71,475)	(10,938)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,135)	(168)
Capitalized website internal-use software costs	(1,353)	(1,103)
Net cash, cash equivalents, and restricted cash used in investing activities	(2,488)	(1,271)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from flooring line of credit facility	57,096	8,103
Repayment of flooring line of credit facility	(39,661)	(10,380)
Exchange of warrants for cash	(497)	—
Proceeds from stock option exercises, including from early exercised options	200	59
Repurchase of shares related to early exercised options	(1)	—
Net cash, cash equivalents, and restricted cash provided by (used in) financing activities	17,137	(2,218)
Net decrease in cash, cash equivalents and restricted cash	(56,826)	(14,427)
Cash, cash equivalents and restricted cash, beginning of period	235,541	44,576
Cash, cash equivalents and restricted cash, end of period	$178,715	$30,149

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$176	$287

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Vesting of exercised options	$132	$41
Stock-based compensation capitalized to internal-use software	$172	$60

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Key Operating Metrics
(unaudited)

	Three Months Ended March 31,
	2021	2020
Units:
Ecommerce units	4,452	1,421
Wholesale units	1,527	706
Total units sold	5,979	2,127

Ecommerce ASP	$19,981	$15,423
Wholesale ASP	$8,534	$10,417

Gross Profit per Unit
Ecommerce Gross Profit per Unit	$723	$847
Other Gross Profit per Unit	903	481
Wholesale Gross Profit per Unit	29	1,025
Total Gross Profit per Unit	$1,655	$2,353

Adjusted GPU[1]
Ecommerce Adjusted GPU	$723	$847
Other Adjusted GPU	938	592
Wholesale Adjusted GPU	29	1,025
Total Adjusted GPU	$1,690	$2,464

Average monthly unique visitors	709,409	219,691
Average days to sale	47	70
Ecommerce vehicles available for sale	3,736	1,401
# of regional hubs	6	5

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1 Adjusted gross profit and Adjusted GPU are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Gross Profit to Adjusted Gross Profit
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Total gross profit:
GAAP total gross profit	$7,366	$3,343
Warrant impact adjustment (1)	159	159
Adjusted total gross profit	$7,525	$3,502

Ecommerce gross profit:
GAAP ecommerce gross profit	$3,217	$1,204
Warrant impact adjustment (1)	—	—
Adjusted ecommerce gross profit	$3,217	$1,204

Other gross profit:
GAAP other gross profit	$4,019	$683
Warrant impact adjustment (1)	159	159
Adjusted other gross profit	$4,178	$842

Wholesale gross profit:
GAAP wholesale gross profit	$130	$1,456
Warrant impact adjustment (1)	—	—
Adjusted wholesale gross profit	$130	$1,456
(1)Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Gross Profit Per Unit To Adjusted Gross Profit Per Unit
(unaudited)

	Three Months Ended March 31,
	2021	2020
	($ per ecommerce unit)
Total gross profit per unit:
GAAP total gross profit per unit	$1,655	$2,353
Warrant impact adjustment(1) per unit	35	111
Adjusted total gross profit per unit	$1,690	$2,464

Ecommerce gross profit per unit:
GAAP ecommerce gross profit per unit	$723	$847
Warrant impact adjustment(1) per unit	—	—
Adjusted ecommerce gross profit per unit	$723	$847

Other gross profit per unit:
GAAP other gross profit per unit	$903	$481
Warrant impact adjustment(1) per unit	35	111
Adjusted other gross profit per unit	$938	$592

Wholesale gross profit per unit:
GAAP wholesale gross profit per unit	$29	$1,025
Warrant impact adjustment(1) per unit	—	—
Adjusted wholesale gross profit per unit	$29	$1,025
(1)Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss.

SHIFT TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Adjusted EBITDA Reconciliation
Net Loss	$(42,755)	$(12,331)
(+) Interest and other expense, net	939	1,246
(+) Stock-based compensation	8,203	267
(+) Change in fair value of financial instruments	(2,153)	—
(+) Depreciation & amortization	1,173	982
(+) Contra-revenue associated with milestones (1)	159	159
Adjusted EBITDA	$(34,434)	$(9,677)
Adjusted EBITDA Margin (%)	(32.5)%	(32.3)%
(1)Includes non-cash charges related to the Lithia warrants and recorded as contra-revenue on the consolidated statements of operations and comprehensive loss.